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Exhibit 23.2

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to SONUS Pharmaceuticals, Inc, the Incentive Stock Option, Non-qualified Stock Option, and Restricted Stock Purchase Plan - 1991, the 1995 Stock Option Plan for Directors, the Employee Stock Purchase Plan and the 1999 Nonqualified Stock Incentive Plan of our report dated March 25, 1999 with respect to the financial statements of SONUS Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
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Ernst & Young LLP

Seattle, Washington
September 22, 1999


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